SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


  Date of Report (Date of earliest event reported) February 17,2000

                    BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)


  Pennsylvania                      0-10822                  25-1229323
 (State of other jurisdiction  (Commission File Number)    (IRS Employer
   of incorporation)                                     Identification No.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
    (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code (412) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)







Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.

          Biocontrol Technology, Inc. announced today that its subsidiary, IDT, Inc., in conjunction with HemoCleanse, Inc. located in Lafayette, Indiana, has received FDA approval and Institutional Review Approval from the University of Texas Medical Branch at Galveston to continue a human clinical trial to treat patients with non-small cell lung cancer (NSCLC). The objective of the clinical trial is to evaluate the ThermoChem technology as a delivery system for Perfusion-Induced Systemic Hyperthermia in the treatment of non-small cell lung cancer with regard to patient selection, tumor response, patient performance status, and patient survival.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not Applicable.
          (b)  Pro Forma Financial Information - Not Applicable.
          (c)  Exhibits - Press Release.

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.

                                   by  /s/   Fred E. Cooper
                                             Fred E. Cooper, CEO
DATED:  February 17, 2000






                                                   BICO
                                       BIOCONTROL TECHNOLOGY, INC
                            2275 Swallow Hill Road, Building 2500
                                            Pittsburgh, PA  15220
Press Release

Investors                                              Media
Diane McQuaide                                         Susan Taylor
1.412.429.0673  phone                                  1.412.429.0673 phone
1.412.279.9690  fax                                    1.412.279.5041 fax



BIOCONTROL TECHNOLOGY, INC. SUBSIDIARY, IDT, RECEIVES FDA APPROVAL TO CONTINUE
    LUNG CANCER STUDY AT THE UNIVERSITY OF TEXAS MEDICAL BRANCH AT GALVESTON


     Pittsburgh, PA - February 17, 2000 - Biocontrol Technology, Inc. (OTCBB:BICO) announced today that its subsidiary, IDT, Inc., in conjunction with HemoCleanse, Inc. located in Lafayette, Indiana, has received FDA approval and Institutional Review Approval from the University of Texas Medical Branch at Galveston to continue a human clinical trial to treat patients with non-small cell lung cancer (NSCLC).

      The clinical trial will utilize the ThermoChem technology and disposables to deliver Perfusion-Induced Systemic Hyperthermia (PISH), a therapy in which core body temperature is raised to 42 C (107.6 F) for two hours by direct extracorporeal (outside of the body) heating of the blood. Non-small cell lung cancer is a combination of at least three malignant cell structures found in the tissues of the lungs. Lung cancer remains a major cause of cancer morbidity and mortality in the United States.

      IDT completed the first phase of the FDA approved study, which involved five patients in July 1998. That phase of the study involved patients with Stage IV non-small cell lung cancer where cancer had spread to other parts of the body. Results of that study are pending publication.

     In this most recent approval, the FDA allowed Stage IIIb patients to be included. Stage IIIb is usually non-operative cancer that has spread to the chest wall or diaphragm near the lung or cancer that has spread to the lymph nodes in the area that separates the two lungs or to the lymph nodes on the other side of the chest or in the neck.

      The objective of the clinical trial is to evaluate the ThermoChem technology as a delivery system for Perfusion-Induced Systemic Hyperthermia in the treatment of non-small cell lung cancer with regard to patient selection, tumor response, patient performance status, and patient survival.

      In Perfusion-Induced Systemic Hyperthermia, the ThermoChem technology is composed of the ThermoChem-HT SystemT and
ThermoChem-SB SystemT. The ThermoChem-HT System heats and circulates the blood while maintaining core body temperature, and ThermoChem-SB System balances blood chemistries on a "real-time" basis and removes toxins from the blood. The Company believes this interface between two systems is essential to safely deliver Perfusion-Induced Systemic Hyperthermia.

      IDT has been developing the ThermoChem technology as a safe delivery system for whole body and regional hyperthermia since 1992. The FDA recently cleared the ThermoChem-HT System for marketing where the intended use is to raise the core temperature of the peritoneum to 42 C (107.6 F) by continuously lavaging (bathing) the peritoneum with sterile solution. Intraperitoneal hyperthermia is part of an operative procedure used to treat patients with advanced ovarian and gastrointestinal cancer.

     Biocontrol Technology has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products. IDT, Inc., a subsidiary of Biocontrol also located in Pittsburgh, PA, holds exclusive worldwide marketing rights to the ThermoChem-HT technology and related disposables for regional hyperthermia and the ThermoChem technology and related disposables for whole body hyperthermia.






WEBSITE:  www.bico.com
INVESTOR RELATIONS NEWSLINE NUMBER:  1.800.357.6204